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As filed with the Securities and Exchange Commission on June 17, 2004

File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Registration Statement No. 333-45247

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IBIS TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2987600 (I.R.S. Employer Identification No.)
32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS 01742 (Address of Principal Executive Offices)(Zip Code)

THE IBIS TECHNOLOGY CORPORATION
1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
(Full Title of the Plan)

Martin J. Reid
President and Chief Executive Officer
Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, Massachusetts 01742
(978) 777-4247
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.008 par value per share (the "Common Stock")	300,000	$6.53	$1,959,000	$248.20

(1)
The number of shares of common stock, par value $.008 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which may hereafter be granted under the Amended and Restated Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan, (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") as of a date (June 14, 2004) within 5 business days prior to filing this Registration Statement. None of the shares being registered hereunder are subject to outstanding options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 300,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (File No. 333-45247) registering 750,000 shares of Common Stock under the Plan was filed with the Commission on January 30, 1998, and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 registering an additional 600,000 shares of Common Stock under the Plan was filed on May 18, 2001 (File No. 333-61184).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

    1.
    The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 ("Fiscal 2003");

    2.
    The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

    3.
    All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of Fiscal 2003; and

    4.
    The descriptions of the Company's Common Stock which are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-1174

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Description
4.1	Form of Common Stock Certificate incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement filed on Form S-1, File No. 333-1174.
4.2	Article 4 of the Restated Articles of Organization of the Registrant incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 000-23150.
4.3	Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant's Amendment No. 1 to Form S-3 filed on September 18, 2003, File No. 333-108438.
4.4	The Ibis Technology Corporation Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan.
5	Opinion of Gadsby Hannah LLP as to the legality of shares being registered.
23.1	Consent of Gadsby Hannah LLP (included in opinion of counsel filed as Exhibit 5).
23.2	Consent of KPMG LLP.
24	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this Chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts on this 17th day of June, 2004.

IBIS TECHNOLOGY CORPORATION
By:	/s/ MARTIN J. REID Martin J. Reid, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

/s/ MARTIN J. REID Martin J. Reid	President, Chief Executive Officer, and Director (principal executive officer)	June 17, 2004
/s/ WILLIAM J. SCHMIDT William J. Schmidt	Chief Financial Officer, Treasurer, and Clerk (principal financial and accounting officer)	June 17, 2004
/s/ DIMITRI A. ANTONIADIS, PH.D. Dimitri A. Antoniadis, Ph.D.	Director	June 17, 2004
/s/ ROBERT L. GABLE Robert L. Gable	Director	June 17, 2004
/s/ LESLIE B. LEWIS Leslie B. Lewis	Director	June 17, 2004
/s/ DONALD F. MCGUINESS Donald F. McGuiness	Director	June 17, 2004
/s/ LAMBERTO RAFFAELLI Lamberto Raffaelli	Director	June 17, 2004
/s/ COSMO S. TRAPANI Cosmo S. Trapani	Director	June 17, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.4	Ibis Technology Corporation Amended and Restated 1997 Employee, Director and Consultants Stock Option Plan
5	Opinion Letter of Gadsby Hannah LLP as to legality of shares being registered
23.1	Consent of Gadsby Hannah LLP (contained in Opinion filed as Exhibit No. 5)
23.2	Consent of KPMG LLP

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX